Exhibit 99.1
Investor and Media Contact: Jaime Buell
Investor Relations Manager
704.940.2929
jbuell@cogdell.com
FOR IMMEDIATE RELEASE
Thursday, March 3, 2011
COGDELL SPENCER ANNOUNCES FOURTH QUARTER 2010 RESULTS
AND COMPLETION OF STRATEGIC PLAN
Recent Highlights
•	Strategic plan completed and approved

•	Corporate governance changes announced

•	Term loan repaid

•	Revolving line of credit renewed

•	Additional reporting metrics released

•	Fourth quarter 2010 financial results announced
Charlotte, N.C. (March 3, 2011) — Cogdell Spencer Inc. (the “Company” or “we”) (NYSE:CSA), healthcare’s preferred real estate partner, is a REIT focused on planning, owning, developing, constructing, and managing medical facilities. Through strategically managed, customized facilities, we help our clients deliver superior healthcare.
Strategic Plan Completed and Approved
Through a defined and disciplined process, we completed our strategic plan.
Corporate Governance Changes Announced
We announced the 2011 slate of Directors nominees are John R. Georgius, Richard B. Jennings, Christopher E. Lee, David J. Lubar, Richard C. Neugent, Randolph D. Smoak, Jr. M.D., and Raymond W. Braun. We also adopted a minimum stock ownership plan for management and Directors.
Term Loan Repaid
In December 2010, we completely repaid the $50.0 million Term Loan.
Revolving Line of Credit Renewed
On March 1, 2011, we amended and restated our Revolving Line of Credit and it now matures in March 2014 with a one-year extension option.

Additional Reporting Metrics Released
We released metrics for same store net operating income and our design-build pipeline. These metrics are in our Supplemental Operating and Financial Data located in the Investor Relations section of our Web site.
Recent highlights will be covered in detail on our Fourth Quarter 2010 Earnings Call and Webcast. We encourage people to access the webcast for our slide show presentation.
Conference Call and Webcast
The webcast is accessible live via the Internet at www.cogdell.com through the “Fourth Quarter 2010 Earnings Call” link on the Investor Relations homepage. In addition to webcast access, you may attend the Fourth Quarter 2010 Earnings Call on Friday, March 4, 2011 at 10:00 a.m. Eastern Time (ET) via teleconference. The number to call is (877) 317-6789 (domestic) or +1 (412) 317-6789 (international). A conference identification number is not required.
An audio playback will be available until March 28, 2011 at 9:00 a.m. ET. To access the playback, please dial (877) 344-7529 (domestic) or +1 (412) 317-0088 (international) and enter the passcode: 447535. The replay can also be accessed for one year via the Internet at www.cogdell.com through the “Fourth Quarter 2010 Earnings Call” link on the Investor Relations page, under Press Releases and News and Audio Archives.
Fourth Quarter 2010 Financial Results
Results for the three months and year ended December 31, 2010
Funds from Operations Modified (“FFOM”) and FFOM per share and operating partnership unit for the three months and year ended December 31, 2010, are as follows (in thousands, except per share and operating partnership unit data):

	For the Three Months Ended		For the Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
FFOM	$(100,082)	$8,812	$(90,447)	$(71,132)
Non-recurring events and impairment charges (summarized below)	105,872	(905)	119,265	102,361

FFOM, excluding non-recurring events and impairment charges	$5,790	$7,907	$28,818	$31,229

Per share and operating partnership unit data:
FFOM	$(1.71)	$0.17	$(1.64)	$(1.75)
Non-recurring events and impairment charges (summarized below)	1.81	(0.01)	2.16	2.52
FFOM, excluding non-recurring events and impairment charges	0.10	0.16	0.52	0.77
FFOM adds back to traditionally defined Funds from Operations (FFO) non-cash amortization of non-real estate related intangible assets associated with purchase accounting. A reconciliation of net income (loss) to FFOM and FFO for the three months and year ended December 31, 2010 and 2009 is set forth as an attachment to this press release.

FFO and FFO per share and operating partnership unit for the three months and year ended December 31, 2010, are as follows (in thousands, except per share and operating partnership unit data):

	For the Three Months Ended		For the Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
FFO	$(100,456)	$8,782	$(91,942)	$(73,897)
Non-recurring events and impairment charges (summarized below)	105,076	(905)	119,265	102,361

FFO, excluding non-recurring events and impairment charges	$5,416	$7,877	$27,323	$28,464

Per share and operating partnership unit data:
FFO	$(1.72)	$0.17	$(1.66)	$(1.82)
Non-recurring events and impairment charges (summarized below)	1.81	(0.01)	2.16	2.52
FFO, excluding non-recurring events and impairment charges	0.09	0.16	0.50	0.70
Net income (loss) attributable to our common shareholders and net income (loss) attributable to our common shareholders per share for the three months and year ended December 31, 2010, are as follows (in thousands, except per share data):

	For the Three Months Ended		For the Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Net income (loss) attributable to Cogdell Spencer Inc. common shareholders	$(93,515)	$1,556	$(104,089)	$(69,728)
Non-recurring events and impairment charges (summarized below) attributable to Cogdell Spencer Inc. common shareholders	92,003	(766)	103,454	82,298

Net income (loss) attributable to Cogdell Spencer Inc. common shareholders, excluding non-recurring events and impairment charges	$(1,512)	$790	$(635)	$12,570

Per share data:
Net income (loss) attributable to Cogdell Spencer Inc. common shareholders	$(1.84)	$0.04	$(2.19)	$(2.14)
Non-recurring events and impairment charges (summarized below) attributable to Cogdell Spencer Inc. common shareholders	1.81	(0.02)	2.18	2.52
Net income (loss) attributable to Cogdell Spencer Inc. common shareholders, excluding non-recurring events and impairment charges	(0.03)	0.02	(0.01)	0.38
As of December 31, 2010, we owned and/or managed 113 medical office buildings and healthcare related facilities, totaling 5.9 million net rentable square feet. Our portfolio consists of:
•	65 consolidated wholly-owned and joint venture properties, comprising a total of approximately 3.6 million net rentable square feet, 90.6% leased;

•
One wholly-owned property in the lease-up phase, comprising approximately 0.1 million net rentable square feet, 75% leased and income producing with the remaining 25% leased and under construction for a third quarter 2011 scheduled date of occupancy;

•	Three unconsolidated joint venture properties comprising a total of approximately 0.2 million net rentable square feet; and

•	44 properties managed for third party clients comprising a total of approximately 2.0 million net rentable square feet.

Non-Recurring Events and Impairment Charges
The following table summarizes our non-recurring events and impairment charges for the three months and year ended December 31, 2010 (in thousands):

	For the Three Months Ended		For the Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Goodwill and intangible asset impairment charges, net of income tax benefit	$93,826	$—	$104,674	$101,746
Deferred tax asset valuation allowance	10,553	—	10,553	—
Mr. Cogdell’s retirement compensation expense	1,493	—	1,493	—
Mr. Spencer’s retirement compensation expense, net of income tax benefit	—	—	2,545	—
Strategic planning professional fees	—	2,641	—	2,641
Debt extinguishment and interest rate derivative expense, net of tax benefit	—	—	—	1,520
Impairment of real estate property held for sale	—	1,359	—	1,359
Gain on settlement from MEA Holdings, Inc. transaction	—	(4,905)	—	(4,905)
For the three months ended December 31, 2010, we recorded goodwill and intangible asset impairment charges, a deferred tax asset valuation allowance, and retirement compensation expense related to Mr. Cogdell. The impairment and the deferred tax asset valuation allowance primarily related to the Design-Build and Development business segment.
For the year ended December 31, 2010, in addition to the charges discussed above, we also recorded a second quarter goodwill and intangible asset impairment charges and retirement compensation expense related to the retirement of the Company’s former Chief Executive Officer, Frank Spencer. The impairment related to the Design-Build and Development business segment.
Preferred Stock Issuance
In December 2010, we issued approximately 2.6 million shares of Series A 8.500% cumulative redeemable perpetual preferred stock, resulting in net proceeds of approximately $62.6 million. The net proceeds were used to repay the senior secured term facility (the “Term Loan”), to reduce borrowings under the Credit Facility, to fund build to suit development projects, and for working capital and other general corporate purposes.
Mortgage Note Payable
In November 2010, we entered into a mortgage note payable on the St. Francis Outpatient Surgery Center property. The $13.0 million note matures in November 2011, has an interest rate of LIBOR plus 3.25%, and requires monthly principal and interest payments based on a 30-year amortization.
Dividend
On December 17, 2010, we announced our Board of Directors declared a quarterly dividend of $0.10 per share and operating partnership unit that was paid in cash on January 19, 2011 to holders of record on December 27, 2010. The dividend covered the fourth quarter of 2010.
On February 1, 2011, we announced that our Board of Directors declared a quarterly dividend of $0.419 per share on our Series A cumulative redeemable perpetual preferred shares for the period from December 20, 2010, the date of original issue, to February 28, 2011. The dividend was paid on March 1, 2011, to holders of record on February 15, 2011.

Outlook
Our management team expects that FFOM per share and operating partnership unit for the year ending December 31, 2011 will be in a range of $0.33 to $0.40. Our guidance assumes the following: (i) acquisitions of $5.0 million to $25.0 million; (ii) no dispositions; (iii) developments of $40.0 million to $60.0 million; (iv) third party design-build revenue of $90.0 million to $120.0 million; (v) design-build gross margins of 13.0% to 17.0%; and (vi) corporate general and administrative expenses of $9.5 million to $10.5 million. Our guidance excludes any additional capital transaction or impairments.
A reconciliation of the range of projected net income (loss) to projected FFO and FFOM for the year ending December 31, 2011 is set forth below:

	Guidance Range for the
	Year Ending December 31, 2011
	Low		High
(In thousands, except per share and operating partnership unit data)
Net income (loss)	$(500)	—	$1,500
Plus real estate related depreciation and amortization	28,500	—	30,500
Less noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(2,500)	—	(2,500)
Less dividends on preferred stock	(6,300)		(6,300)

Funds from Operations (FFO)	19,200	—	23,200
Plus amortization of intangibles related to purchase accounting, net of income tax benefit	500	—	500

Funds from Operations Modified (FFOM)	$19,700	—	$23,700

FFO per share and unit — diluted	$0.32	—	$0.39
FFOM per share and unit — diluted	$0.33	—	$0.40

Weighted average shares and units outstanding — basic and diluted	59,500	—	59,500
Supplemental operating and financial data are available in the Investor Relations section of our Web site at www.cogdell.com.
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting. We present FFO and FFOM because we consider them important supplemental measures of operational performance. We believe FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. We believe that FFOM allows securities analysts, investors and other interested parties to evaluate current period results to results prior to the acquisition of MEA Holdings, Inc. FFO and FFOM are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and FFOM excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide performance measures that, when compared year over year, reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO and FFOM utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. We adjust the NAREIT definition to add back noncontrolling interests in consolidated real estate partnerships before real estate related depreciation and amortization and deduct dividends on preferred stock. Further, FFO and FFOM do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and FFOM should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our performance, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. A reconciliation from GAAP net loss to FFO and FFOM is included as an attachment to this press release.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect our views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: our business strategy; our ability to comply with financial covenants in our debt instruments; our access to capital; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; our ability to renew our ground leases; legislative and regulatory changes (including changes to laws governing the taxation of REITs and individuals); increases in costs of borrowing as a result of changes in interest rates and other factors; our ability to maintain our qualification as a REIT due to economic, market, legal, tax or other considerations; changes in the reimbursement available to our tenants by government or private payors; our tenants’ ability to make rent payments; defaults by tenants and customers; customers’ access to financing; delays in project starts and cancellations by customers; market trends; and projected capital expenditures. For a further list and description of such risks and uncertainties, see our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cogdell Spencer Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	December 31, 2010	December 31, 2009

Assets
Real estate properties:
Operating real estate properties	$634,291	$561,124
Less: Accumulated depreciation	(119,141)	(93,247)

Total operating real estate properties, net	515,150	467,877
Construction in progress	22,243	43,338

Total real estate properties, net	537,393	511,215
Cash and cash equivalents	12,203	25,914
Restricted cash	6,794	3,060
Tenant and accounts receivable, net	11,383	12,993
Goodwill	22,882	108,683
Trade names and trademarks	—	41,240
Intangible assets, net	18,601	21,742
Other assets	23,684	25,599
Other assets — held for sale	—	2,217

Total assets	$632,940	$752,663

Liabilities and Equity
Mortgage notes payable	$317,303	$280,892
Revolving credit facility	45,000	80,000
Term loan	—	50,000
Accounts payable	11,368	15,293
Billings in excess of costs and estimated earnings on uncompleted contracts	1,930	13,189
Deferred income taxes	—	15,993
Other liabilities	39,819	47,312
Other liabilities — held for sale	—	2,204

Total liabilities	415,420	504,883
Commitments and contingencies
Equity:
Cogdell Spencer Inc. stockholders’ equity:
Preferred stock, $0.01 par value; 50,000 shares authorized:
8.5000% Series A Cumulative Redeemable Perpetual Preferred Shares (liquidation preference $25.00 per share), 2,600 and zero shares issued and outstanding in 2010 and 2009, respectively	65,000	—
Common stock, $0.01 par value, 200,000 shares authorized, 50,870 and 42,729 shares issued and outstanding in 2010 and 2009, respectively	509	427
Additional paid-in capital	417,960	370,593
Accumulated other comprehensive loss	(3,339)	(1,861)
Accumulated deficit	(287,798)	(164,321)

Total Cogdell Spencer Inc. stockholders’ equity	192,332	204,838
Noncontrolling interests:
Real estate partnerships	6,452	5,220
Operating partnership	18,736	37,722

Total noncontrolling interests	25,188	42,942

Total equity	217,520	247,780

Total liabilities and equity	$632,940	$752,663

Cogdell Spencer Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Revenues:
Rental revenue	$22,799	$20,375	$87,803	$79,486
Design-Build contract revenue and other sales	24,850	30,016	91,256	143,416
Property management and other fees	824	807	3,212	3,336
Development management and other income	25	98	146	3,363

Total revenues	48,498	51,296	182,417	229,601

Expenses:
Property operating and management	8,012	8,021	33,664	31,810
Design-Build contracts and development management	22,169	21,388	72,001	113,961
Selling, general, and administrative	8,561	11,067	30,411	32,285
Depreciation and amortization	8,283	7,470	32,841	34,502
Impairment charges	113,406	—	127,041	120,920

Total expenses	160,431	47,946	295,958	333,478

Income (loss) from continuing operations before other income (expense) and income tax benefit	(111,933)	3,350	(113,541)	(103,877)
Other income (expense):
Interest and other income	210	164	655	620
Gain on settlement from MEA Holdings, Inc. transaction	—	4,905	—	4,905
Interest expense	(5,662)	(5,123)	(21,994)	(21,711)
Debt extinguishment and interest rate derivative expense	(339)	(10)	(371)	(2,511)
Equity in earnings of unconsolidated real estate partnerships	7	10	13	15

Total other income (expense)	(5,784)	(54)	(21,697)	(18,682)

Loss from continuing operations before income tax benefit	(117,717)	3,296	(135,238)	(122,559)
Income tax benefit	10,611	60	16,352	22,124

Loss from continuing operations	(107,106)	3,356	(118,886)	(100,435)

Discontinued operations:
Income (loss) from discontinued operations	—	(41)	6	(168)
Impairment of real estate property	—	(1,359)	—	(1,359)
Gain on sale of discontinued operations	—	—	264	—

Total discontinued operations	—	(1,400)	270	(1,527)

Net loss	(107,106)	1,956	(118,616)	(101,962)

Net income attributable to the noncontrolling interests in real estate partnerships	(171)	(131)	(831)	(288)
Net loss attributable to the noncontrolling interests in operating partnership	13,970	(269)	15,566	32,522
Dividends on preferred stock	(208)	—	(208)	—

Net loss attributable to Cogdell Spencer Inc. common shareholders	$(93,515)	$1,556	$(104,089)	$(69,728)

Per share data — basic and diluted
Loss from continuing operations attributable to Cogdell Spencer Inc. common shareholders	$(1.84)	$0.06	$(2.20)	$(2.10)
Income (loss) from discontinued operations attributable to Cogdell Spencer Inc. common shareholders	—	(0.02)	0.01	(0.04)

Net loss per common share available to Cogdell Spencer Inc. common shareholders	$(1.84)	$0.04	$(2.19)	$(2.14)

Weighted average common shares — basic and diluted	50,745	42,615	47,456	32,655

Net loss attributable to Cogdell Spencer Inc. common shareholders:
Continuing operations, net of tax	$(93,515)	$2,956	$(104,321)	$(68,500)
Discontinued operations	—	(1,400)	232	(1,228)

Net loss attributable to Cogdell Spencer Inc. common shareholders	$(93,515)	$1,556	$(104,089)	$(69,728)

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

		Design-Build
	Property	and	Intersegment	Unallocated
Three months ended December 31, 2010:	Operations	Development	Eliminations	and Other	Total

Revenues:
Rental revenue	$22,821	$—	$(22)	$—	$22,799
Design-Build contract revenue and other sales	—	31,640	(6,790)	—	24,850
Property management and other fees	824	—	—	—	824
Development management and other income	—	419	(394)	—	25

Total revenues	23,645	32,059	(7,206)	—	48,498

Certain operating expenses:
Property operating and management	8,012	—	—	—	8,012
Design-Build contracts and development management	—	29,007	(6,838)	—	22,169
Selling, general, and administrative	—	4,651	(22)	—	4,629
Impairment charges	—	113,406	—	—	113,406

Total certain operating expenses	8,012	147,064	(6,860)	—	148,216

	15,633	(115,005)	(346)	—	(99,718)
Interest and other income	178	—	—	32	210
Corporate general and administrative expenses	—	—	—	(3,932)	(3,932)
Interest expense	—	—	—	(5,662)	(5,662)
Interest rate derivative expense	—	—	—	(339)	(339)
Benefit from income taxes applicable to funds from operations modified	—	—	—	10,372	10,372
Non-real estate related depreciation and amortization	—	(292)	—	(51)	(343)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	10	—	—	—	10
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(472)	—	—	—	(472)
Dividends on preferred stock	—	—	—	(208)	(208)

Funds from operations modified (FFOM)	15,349	(115,297)	(346)	212	(100,082)

Amortization of intangibles related to purchase accounting, net of income tax benefit	(42)	(571)	—	239	(374)

Funds from operations (FFO)	15,307	(115,868)	(346)	451	(100,456)

Real estate related depreciation and amortization	(7,330)	—	—	—	(7,330)
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	472	—	—	—	472
Dividends on preferred stock	—	—	—	208	208

Net income (loss)	$8,449	$(115,868)	$(346)	$659	$(107,106)

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

		Design-Build
	Property	and	Intersegment	Unallocated
Year ended December 31, 2010:	Operations	Development	Eliminations	and Other	Total

Revenues:
Rental revenue	$87,895	$—	$(92)	$—	$87,803
Design-Build contract revenue and other sales	—	113,997	(22,741)	—	91,256
Property management and other fees	3,212	—	—	—	3,212
Development management and other income	—	5,861	(5,715)	—	146

Total revenues	91,107	119,858	(28,548)	—	182,417

Certain operating expenses:
Property operating and management	33,664	—	—	—	33,664
Design-Build contracts and development management	—	97,561	(25,560)	—	72,001
Selling, general, and administrative	—	17,373	(92)	—	17,281
Impairment charges	—	127,041	—	—	127,041

Total certain operating expenses	33,664	241,975	(25,652)	—	249,987

	57,443	(122,117)	(2,896)	—	(67,570)
Interest and other income	607	3	—	45	655
Corporate general and administrative expenses	—	—	—	(13,130)	(13,130)
Interest expense	—	—	—	(21,994)	(21,994)
Interest rate derivative expense	—	—	—	(371)	(371)
Benefit from income taxes applicable to funds from operations modified	—	—	—	15,396	15,396
Non-real estate related depreciation and amortization	—	(997)	—	(229)	(1,226)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	26	—	—	—	26
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(2,031)	—	—	—	(2,031)
Discontinued operations	9	—	—	(3)	6
Dividends on preferred stock	—	—	—	(208)	(208)

Funds from operations modified (FFOM)	56,054	(123,111)	(2,896)	(20,494)	(90,447)

Amortization of intangibles related to purchase accounting, net of income tax benefit	(169)	(2,282)	—	956	(1,495)

Funds from operations (FFO)	55,885	(125,393)	(2,896)	(19,538)	(91,942)

Real estate related depreciation and amortization	(29,177)	—	—	—	(29,177)
Gain on sale of real estate property	264	—	—	—	264
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	2,031	—	—	—	2,031
Dividends on preferred stock	—	—	—	208	208

Net income (loss)	$29,003	$(125,393)	$(2,896)	$(19,330)	$(118,616)

Cogdell Spencer Inc.
Reconciliation of Net Income (Loss) to Funds from Operations Modified (FFOM) (1)
(In thousands, except per share and unit amounts)
(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Net income (loss)	$(107,106)	$1,956	$(118,616)	$(101,962)
Add:
Real estate related depreciation and amortization:
Wholly-owned and consolidated properties, including amounts in discontinued operations	7,327	7,197	29,164	29,102
Unconsolidated real estate partnerships	3	3	13	12
Less:
Gain on sale of real estate property	—	—	(264)	—
Dividends on preferred stock	(208)	—	(208)	—
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(472)	(374)	(2,031)	(1,049)

Funds from Operations (FFO) (1)	(100,456)	8,782	(91,942)	(73,897)
Amortization of intangibles related to purchase accounting, net of income tax benefit	374	30	1,495	2,765

Funds from Operations Modified (FFOM) (1)	$(100,082)	$8,812	$(90,447)	$(71,132)

FFO per share and unit — basic and diluted	$(1.72)	$0.17	$(1.67)	$(1.82)
FFOM per share and unit — basic and diluted	$(1.71)	$0.17	$(1.64)	$(1.75)

Weighted average shares and units outstanding — basic and diluted	58,389	50,386	55,206	40,616

(1)
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting. We present FFO and FFOM because we consider them important supplemental measures of operational performance. We believe FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. We believe that FFOM allows securities analysts, investors and other interested parties to evaluate current period results to results prior to the acquisition of MEA Holdings, Inc. FFO and FFOM are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and FFOM excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide performance measures that, when compared year over year, reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO and FFOM utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. We adjust the NAREIT definition to add back noncontrolling interests in consolidated real estate partnerships before real estate related depreciation and amortization and deduct dividends on preferred stock. Further, FFO and FFOM do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and FFOM should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our performance, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

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